Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Revett Mining Company, Inc.
Spokane Valley, WA

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-163225) of Revett Mining Company, Inc. of our report dated March 27, 2015, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
Spokane, WA
March 27, 2015